Exhibit 10.18

Appendix F to Exclusive Distribution and Licensing Agreement” between Resdevco Ltd. and Wize Pharma signed on May 1, 2015.

This appendix replaces the document of the same name dated July 1, 2017

Article 7.2 of the “Exclusive Distribution and Licensing Agreement” between Resdevco Ltd. and Wize Pharma signed on May 1, 2015 states that “On January 1 2018 and in every January thereafter - the guaranteed minimum yearly royalty is payable, regardless whether any type of market license was obtained or not.”

The guaranteed minimum yearly royalty is defined as $475,000, as agreed.

Resdevco hereby agrees that on January 1, 2018, a payment of $150,000 (one hundred and fifty thousand US dollars) + VAT will be paid by Wize Pharma (or by any company in the name of Wize Pharma)

Resdevco Ltd.. will relinquish the remainder of the payment of $325,000 (three hundred and seventy five thousand US dollars) + VAT for the year of 2018.

Furthermore, agrees that on January 1, 2019, a payment of $150,000 (one hundred and fifty thousand US dollars) + VAT will be paid by Wize Pharma (or by any company in the name of Wize Pharma)

If Wize Pharma obtains an FDA marketing license during 2019, Wize Pharma will pay Resdevco Ltd. the remainder of the payment for 2019 of $325,000 (three hundred and seventy five thousand US dollars) + VAT within thirty days of receiving the said FDA license

/s/ Prof. S Dikstein	/s/ Or Eisenberg
Resdevco Ltd.	Wize Pharma Ltd.
Ocu Wize

Date: July 19, 2017	Date: July 20, 2017